UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BENEFYTT TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

May 11, 2020

Benefytt Technologies, Inc. to Include Telephone Access for

2020 Annual Meeting of Stockholders

Tampa, FL—May 11, 2020—Benefytt Technologies, Inc. (NASDAQ: BFYT) (the “Company”), announced today that due to the public health impact of the coronavirus (COVID-19) pandemic, and to support the health, well-being, and safety of its stockholders, employees, other stakeholders, and communities, the Company will provide telephone access to its 2020 Annual Meeting of Stockholders to be held at 12:30 p.m., Eastern Time, on Tuesday, May 12, 2020.

While the Company plans to hold the 2020 Annual Meeting of Stockholders in the manner described in the Notice of Annual Meeting provided to its stockholders on or about April 17, 2020, to minimize the risk to the Company’s stockholders and employees, the Company encourages all stockholders to access the 2020 Annual Meeting of Stockholders via telephone, rather than attending the meeting in person. The 2020 Annual Meeting of Stockholders will only cover the necessary business items, and there will be no stockholder presentation and no question and answer session. In light of restrictions and guidelines on public gatherings issued by the United States Center for Disease Control and Prevention (CDC), as well as federal, state, and local government authorities, only the Company officers needed to conduct the business of the meeting will be present, and no other officers and directors will be attending the meeting in person. Instructions for accessing the audio are provided below.

Please note that stockholders will not be able to vote or revoke a proxy through telephone access, nor participate actively or ask questions. Therefore, to ensure that every vote is counted at the 2020 Annual Meeting of Stockholders, the Company encourages its stockholders to vote as instructed in the Notice of Internet Availability of Proxy Materials and/or proxy card, via the internet, by telephone, or by mailing back the proxy card received from the Company or from a broker, bank, or other provider.

The Company encourages all stockholders to consider safety first over attending the meeting in person.

Stockholders can join the call by dialing (800) 239-9838 or (323) 794-2551; the conference ID is 1986387.

For further questions regarding how to access the 2020 Annual Meeting of Stockholders, please contact the Company by using the contact information set forth below.

About Benefytt Technologies, Inc.

Benefytt Technologies, Inc. (NASDAQ: BFYT) is a health insurance technology company that primarily engages in the development and operation of private e-commerce health insurance marketplaces, consumer engagement platforms, agency technology systems, and insurance policy administration platforms.

By leveraging existing and emerging platforms and technologies, Benefytt offers a range of Medicare-related insurance plans from many of the nation’s leading carriers as well as other types of health insurance and supplemental products that meet the needs of consumers. Benefytt’s direct-to-consumer site, HealthInsurance.com, provides seniors and Medicare-eligible consumers the ability to access powerful online comparison tools and educational resources that enable efficient self-guided navigation of available Medicare health insurance options.

Contact:

Benefytt Technologies, Inc.

Michael DeVries

Senior Vice President Finance

(813) 906-5314

mdevries@bfyt.com